Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
February 15, 2024	212-460-4111

CON EDISON REPORTS 2023 EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2023 net income for common stock of $2,519 million or $7.25 a share compared with $1,660 million or $4.68 a share in 2022. Adjusted earnings (non-GAAP) were $1,762 million or $5.07 a share in the 2023 period compared with $1,620 million or $4.57 a share in 2022. Adjusted earnings and adjusted earnings per share in the 2023 and 2022 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments, the gain and other impacts related to the sale of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses), the net mark-to-market effects of the Clean Energy Businesses and the related tax impacts on the parent company. Adjusted earnings and adjusted earnings per share in the 2022 period exclude the impact on the remeasurement of deferred state income taxes related to dispositions prior to 2022.

For the fourth quarter of 2023, net income for common stock was $335 million or $0.97 a share compared with $190 million or $0.53 a share in the 2022 period. Adjusted earnings were $346 million or $1.00 a share in the 2023 period compared with $288 million or $0.81 a share in the 2022 period. Adjusted earnings and adjusted earnings per share in the 2023 and 2022 periods exclude the gain and other impacts related to the sale of the Clean Energy Businesses and the effects of HLBV accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2022 period also exclude the net mark-to-market effects of the Clean Energy Businesses, and the related tax impacts on the parent company, and the impact on the remeasurement of deferred state income taxes related to dispositions prior to 2022.

“We built tremendous momentum in 2023 toward a low-carbon future, a vibrant economy driven by green jobs and equal opportunity for everyone to benefit from this historic transition,” said Tim Cawley, the chairman and CEO of Con Edison. “The unmatched skill of our employees and the commitment of our customers enabled us to complete our Reliable Clean City transmission line in Queens, begin construction of our Brooklyn Clean Energy Hub, and make progress on other projects throughout our system. Clean energy is the future of our industry and we are making strategic investments to build a grid capable of carrying that clean energy and protecting our infrastructure from climate change while maintaining our world-class reliability.”

“Con Edison closed the year with no long-term debt at the parent company, due to the strategic sale of our former subsidiary, the Clean Energy Businesses. We have a simplified holding company balance sheet and are in a great position to continue producing strong, stable earnings and returns, as we have for decades,” said Robert Hoglund, senior vice president and CFO of Con Edison. “We are planning significant infrastructure projects to support our customers and maintain our reliable service as our region transitions to electrification and climate change accelerates. Our company’s long history of successfully building and operating large electric projects gives us confidence that we will meet these coming challenges on behalf of our shareholders and customers.”

For the year of 2024, Con Edison expects its adjusted earnings per share to be in the range of $5.20 to $5.40 per share. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments (approximately $(0.01) a share after-tax). The company also forecasts a five-year compounded annual adjusted earnings per share growth rate of 5% to 7% based on its 2024 adjusted earnings per share guidance.

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CON EDISON REPORTS 2023 EARNINGS	page 2

In 2024 and 2025, Con Edison expects to make capital investments of $4,849 million and $5,243 million, respectively. For 2026 through 2028, Con Edison expects to make capital investments of $17,960 million in aggregate. Con Edison plans to meet its capital requirements for 2024 through 2028 through internally-generated funds and the issuance of long-term debt and common equity. Con Edison's plans include the issuance of up to $3,250 million of long-term debt in 2024 and up to $1,000 million of long-term debt in 2025, including for maturing securities, at Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. (collectively, the Utilities) and approximately $6,000 million in aggregate of long-term debt, including for maturing securities, at the Utilities during 2026 through 2028. Except for equity issued under its dividend reinvestment, employee stock purchase and long-term incentive plans, Con Edison does not plan to issue common equity in 2024 and plans to issue common equity of approximately $1,300 million in 2025 and up to $2,800 million in aggregate during 2026 through 2028. Con Edison’s estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that Con Edison’s non-utility gas transmission investments remain unchanged through 2028 and the Utilities’ forecasted capital investments and financing plans through 2028 are approved by the New York State Public Service Commission. Actual developments and the timing and amount of funding may differ materially.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three months and years ended December 31, 2023 and 2022. See Attachment B for the company's consolidated income statements for the three months and years ended 2023 and 2022. See Attachments C and D for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three months and year ended December 31, 2023 compared to the 2022 periods.

The company's 2023 Annual Report on Form 10-K is being filed with the Securities and Exchange Commission. A 2023 earnings release presentation will be available at conedison.com. (Select "For Investors" and then select "Press Releases.")

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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CON EDISON REPORTS 2023 EARNINGS	page 3

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain and other impacts related to the sale of the Clean Energy Businesses, the effects of HLBV accounting for tax equity investments and mark-to-market accounting and the related tax impacts on the parent company. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $15 billion in annual revenues and $66 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York and the Northeast.

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Attachment A

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2023	2022	2023	2022	2023	2022	2023	2022
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.97	$0.53	$335	$190	$7.25	$4.68	$2,519	$1,660
Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a)	—	(0.05)	1	(17)	(2.55)	(0.03)	(887)	(13)
Income taxes (a)(b)	0.01	0.36	6	128	0.33	0.35	113	127
Gain and other impacts related to sale of the Clean Energy Businesses (net of tax)	0.01	0.31	7	111	(2.22)	0.32	(774)	114
Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes)	—	0.04	—	13	—	0.04	—	13
Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes)	—	0.04	—	13	—	0.04	—	13
HLBV effects (pre-tax)	0.02	(0.05)	5	(18)	0.02	(0.17)	11	(61)
Income taxes (c)	—	0.02	(1)	5	(0.01)	0.05	(3)	19
HLBV effects (net of tax)	0.02	(0.03)	4	(13)	0.01	(0.12)	8	(42)
Net mark-to-market effects (pre-tax)	—	(0.06)	—	(19)	0.04	(0.51)	13	(181)
Income taxes (d)	—	0.02	—	6	(0.01)	0.16	(4)	56
Net mark-to-market effects (net of tax)	—	(0.04)	—	(13)	0.03	(0.35)	9	(125)
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$1.00	$0.81	$346	$288	$5.07	$4.57	$1,762	$1,620
(a)The gain and other impacts related to the sale of the Clean Energy Businesses were adjusted during the three months ended December 31, 2023 ($0.05 a share net of tax or $1 million and $17 million net of tax). The gain and other impacts related to the sale of the Clean Energy Businesses for the year ended December 31, 2023 is comprised of the gain on the sale of the Clean Energy Businesses ($(2.49) a share and $(2.21) a share net of tax or $(865) million and $(767) million net of tax), transaction costs and other accruals ($0.05 a share and $0.04 a share net of tax or $19 million and $14 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.11) a share and $(0.07) a share net of tax or $(41) million and $(28) million net of tax). The impacts related to the sale of the Clean Energy Businesses for the three months and year ended December 31, 2022 is comprised of transaction costs and other accruals ($0.12 a share and $0.09 a share net of tax or $44 million and $32 million net of tax for the three months ended December 31, 2022 and $0.14 a share and $0.10 a share net of tax or $48 million and $35 million net of tax for the year ended December 31, 2022) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.17) a share and $(0.12) a share net of tax or $(61) million and $(42) million net of tax for the three months and year ended December 31, 2022.
(b)Amounts shown include changes in state unitary tax apportionments ($(0.04) a share net of federal taxes or $(10) million net of federal taxes) for the three months ended December 31, 2023. The amount of income taxes for other accruals had an effective tax rate of 48% for the three months ended December 31, 2023. Amounts shown include the impact of the changes in state unitary tax apportionments ($0.02 a share net of federal taxes or $7 million net of federal taxes) for the year ended December 31, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses were calculated using a combined federal and state income tax rate of 27% and 32%, respectively, for the year ended December 31, 2023. The amount of income taxes for the gain on the sale of the Clean Energy Businesses had an effective tax rate of 11% for the year ended December 31, 2023. Amounts shown include the impact on the remeasurement of deferred state taxes and the valuation allowance for deferred tax assets ($0.34 a share net of federal taxes or $121 million net of federal taxes) for the three months and year ended December 31, 2022. The amount of income taxes for transaction costs and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 31% for the three months and year ended December 31, 2022, respectively.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 29% and 25% for the three months and year ended December 31, 2023, respectively, and a combined federal and state income tax rate of 31% for the three months and year ended December 31, 2022.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the year ended December 31, 2023, and a combined federal and state income tax rate of 30% and 31% for the three months and year ended December 31, 2022, respectively.

Attachment B

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
OPERATING REVENUES
Electric	$2,527	$2,528	$10,835	$10,522
Gas	772	892	3,127	3,237
Steam	144	149	569	593
Non-utility	1	462	132	1,318
TOTAL OPERATING REVENUES	3,444	4,031	14,663	15,670
OPERATING EXPENSES
Purchased power	548	628	2,541	2,479
Fuel	41	101	282	356
Gas purchased for resale	188	411	829	1,245
Other operations and maintenance	929	1,121	3,606	3,905
Depreciation and amortization	524	463	2,031	2,056
Taxes, other than income taxes	761	757	3,043	3,005
TOTAL OPERATING EXPENSES	2,992	3,481	12,332	13,046
Gain (Loss) on sale of the Clean Energy Businesses	(1)	—	865	—
OPERATING INCOME	451	550	3,196	2,624
OTHER INCOME (DEDUCTIONS)
Investment income	39	5	62	20
Other income	209	106	834	402
Allowance for equity funds used during construction	6	4	26	19
Other deductions	(35)	(58)	(92)	(115)
TOTAL OTHER INCOME	219	57	830	326
INCOME BEFORE INTEREST AND INCOME TAX EXPENSE	670	607	4,026	2,950
INTEREST EXPENSE (INCOME)
Interest on long-term debt	243	259	962	987
Other interest expense (income)	34	20	113	(99)
Allowance for borrowed funds used during construction	(13)	(13)	(52)	(36)
NET INTEREST EXPENSE	264	266	1,023	852
INCOME BEFORE INCOME TAX EXPENSE	406	341	3,003	2,098
INCOME TAX EXPENSE	71	168	487	498
NET INCOME	335	173	2,516	1,600
Loss attributable to non-controlling interest	—	(17)	(3)	(60)
NET INCOME FOR COMMON STOCK	$335	$190	$2,519	$1,660
Net income per common share — basic	$0.97	$0.53	$7.25	$4.68
Net income per common share — diluted	$0.96	$0.53	$7.21	$4.66
AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC (IN MILLIONS)	345.3	354.9	347.7	354.5
AVERAGE NUMBER OF SHARES OUTSTANDING — DILUTED (IN MILLIONS)	346.9	356.2	349.3	355.8

Attachment C

Variation for the Three Months Ended December 31, 2023 vs. 2022
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Electric base rate increase	$83	$0.23
Lower operation and maintenance expense from stock-based compensation, injuries and damages offset, in part, by higher health care costs	15	0.04
Benefit from the new steam rate plan effective November 2023	13	0.04
Gas base rate increase	11	0.03
Higher operation and maintenance activities	(27)	(0.08)
Higher interest expense	(23)	(0.06)
Regulatory commission expenses	(10)	(0.03)
Change in incentives earned under the electric and gas earnings adjustment mechanisms (EAMs)	(5)	(0.02)
Higher payroll taxes	(3)	—
Accretive effect of share repurchase	—	0.02
Other	(8)	(0.01)
Total CECONY	46	0.16
O&R (a)
Electric base rate increase	2	0.01
Gas base rate increase	1	—
Other	2	—
Total O&R	5	0.01
Clean Energy Businesses (b)
Total Clean Energy Businesses	(89)	(0.25)
Con Edison Transmission
Higher investment income, primarily due to the recognition of allowance for funds used during construction from Mountain Valley Pipeline, LLC for 2023	25	0.07
Remeasurement of deferred state taxes to dispositions prior to 2022	4	0.01
Other	1	0.01
Total Con Edison Transmission	30	0.09
Other, including parent company expenses
Gain and other impacts related to the sale of the Clean Energy Businesses	148	0.42
Remeasurement of deferred state taxes to dispositions prior to 2022	9	0.03
Lower interest expense	5	0.01
Higher interest income primarily related to the proceeds from sale of the Clean Energy Businesses	3	0.01
Net mark-to-market effects	1	—
Accrued commitment to Consolidated Edison Foundation, Inc.	(9)	(0.03)
HLBV effects	(4)	(0.01)
Total Other, including parent company expenses	153	0.43
Total Reported (GAAP basis)	$145	$0.44
HLBV effects	17	0.05
Net mark-to-market effects	13	0.04
Gain and other impacts related to the sale of the Clean Energy Businesses	(104)	(0.30)
Remeasurement of deferred state taxes to dispositions prior to 2022	(13)	(0.04)
Total Adjusted (Non-GAAP basis)	$58	$0.19
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.
b.On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses and therefore 2023 reflects the financial results for the two months ended February 2023.

Attachment D

Variation for the Year Ended December 31, 2023 vs. 2022
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Electric base rate increase	$277	$0.78
Gas base rate increase	66	0.19
Lower operation and maintenance expense from stock-based compensation, injuries and damages offset, in part, by higher health care costs	17	0.05
Higher interest income	10	0.03
Higher income from allowance for equity funds used during construction	3	0.01
Higher interest expense	(91)	(0.26)
Higher electric and gas operations maintenance activities	(46)	(0.13)
Weather impact on steam revenues offset, in part, by the benefit from the new steam rate plan effective November 2023	(12)	(0.03)
Change in incentives earned under the electric and gas earnings adjustment mechanisms (EAMs)	(8)	(0.02)
Accretive effect of share repurchase	—	0.09
Other	—	(0.01)
Total CECONY	216	0.70
O&R (a)
Electric base rate increase	7	0.02
Gas base rate increase	4	0.01
Other	(3)	—
Total O&R	8	0.03
Clean Energy Businesses (b)
Total Clean Energy Businesses	(360)	(1.01)
Con Edison Transmission
Higher investment income, primarily due to the recognition of allowance of funds used during construction from Mountain Valley Pipeline, LLC for 2023	31	0.09
Remeasurement of deferred state taxes related to dispositions prior to 2022	4	0.01
Other	3	0.01
Total Con Edison Transmission	38	0.11
Other, including parent company expenses
Gain and other impacts related to the sale of the Clean Energy Businesses	903	2.58
Higher interest income primarily related to proceeds from sale of the Clean Energy Businesses	18	0.05
Lower interest expense	17	0.05
Net mark-to-market effects	10	0.03
Remeasurement of deferred state tax related to dispositions prior to 2022	9	0.03
Production tax credit from deferred project	7	0.01
Lower New York state capital taxes	5	0.01
Accrued commitment to Consolidated Edison Foundation, Inc.	(9)	(0.03)
HLBV effects	(7)	(0.01)
Accretive effect of share repurchase	—	0.03
Other	4	(0.01)
Total Other, including parent company expenses	957	2.74
Total Reported (GAAP basis)	$859	$2.57
Net mark-to-market effects	134	0.38
HLBV effects	50	0.13
Gain and other impacts related to the sale of the Clean Energy Businesses	(888)	(2.54)
Remeasurement of deferred state tax related to dispositions prior to 2022	(13)	(0.04)
Total Adjusted (Non-GAAP basis)	$142	$0.50
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.
b.On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses.